Exhibit 31.2

Certification

I, Richard H. Marsh, certify that:

1.      I have reviewed this report on Form 10-K/A of Ohio Edison Company; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 19, 2007

/s/ Richard H. Marsh
Richard H. Marsh Chief Financial Officer

Exhibit 31.2

Certification

I, Richard H. Marsh, certify that:

1.      I have reviewed this report on Form 10-K/A of The Cleveland Electric Illuminating Company; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 19, 2007

/s/ Richard H. Marsh
Richard H. Marsh Chief Financial Officer